Exhibit 10.74.3

June 27, 2003

BY FACSIMILE

Correctional Services Corporation

1819 Main Street, Suite 1000

Sarasota, Florida 34236

Attn.: Bernard A. Wagner

  Senior VP and CFO

Re:	Loan and Security Agreement dated as of October 30, 2002 (as amended, the “Loan Agreement”) by and between Correctional Services Corporation, a Delaware corporation, CSC Management de Puerto Rico Inc., a Puerto Rico corporation, Youth Services International Holdings, Inc., a Delaware corporation, Youth Services Real Property Partnership, a Maryland limited liability partnership, Youth Services International, Inc., a Maryland corporation, Youth Services International of Northern Iowa, Inc., an Iowa corporation, Youth Services International of South Dakota, Inc., a South Dakota corporation, Youth Services International of Missouri, Inc., a Missouri corporation, Youth Services International of Texas, Inc., a Texas corporation, Youth Services International of Illinois, Inc., a Maryland corporation, and Youth Services International of Michigan, Inc., a Michigan corporation (collectively, “Borrower”), and General Electric Capital Corporation, a Delaware corporation (“Lender”); capitalized terms not otherwise defined herein shall have the meanings given in the Loan Agreement

Dear Skip:

Pursuant to the Loan Agreement, Borrower is restricted under Section 2.6 (Use of Proceeds), Section 7.7 (Loans), Section 7.9 (Subsidiaries) and Section 7.12 (Transactions with Affiliates) from, among other things, using proceeds of the Loan for certain expenditures, forming subsidiaries, making loans to subsidiaries and entering certain transactions with its Affiliates. For convenience of reference, these provisions are set forth on Schedule 1 attached hereto.

You have requested our consent under the Loan Agreement to form a new subsidiary named CSC of Tacoma, LLC (“CSC Tacoma”) and to make a loan in an amount not to exceed $8,000,000 (the “CSC Tacoma Loan”) from Correctional Services Corporation (“CSC”) to CSC Tacoma for the purpose of financing capital expenditures in connection with the development of a new jail facility (the “New Facility”) to be constructed in Tacoma, Washington. The CSC Tacoma Loan will be

Correctional Services Corporation

June         , 2003

evidenced by a note (the “CSC Tacoma Note”) substantially in the form attached hereto as Exhibit A.

You have also requested that capital expenditures up to an aggregate amount of $8,000,000 be financed with the proceeds of the CSC Tacoma Loan (including any such expenditures made directly by CSC prior to the delivery of the CSC Tacoma Note) be excluded from the calculation of Cash Flow under Section 6.33(b)(ii) of the Loan Agreement.

Lender hereby consents to (i) the formation of CSC Tacoma, (ii) to the making of the CSC Tacoma Loan out of proceeds of the Loan in an aggregate amount not to exceed $8,000,000 and upon substantially the same terms set forth on Exhibit A hereto, and (iii) to the use of proceeds of the CSC Tacoma Loan to fund capital expenditures in connection with the New Facility. Lender agrees that capital expenditures in an amount not to exceed $8,000,000 which are financed with the proceeds of the CSC Tacoma Loan (including any such expenditures made directly by CSC prior to the delivery of the CSC Tacoma Note) may be excluded from the calculation of Cash Flow under Section 6.33(b)(ii) of the Loan Agreement. Lender’s consent and agreement are conditioned upon the following terms:

(a)    Borrower shall pay a fee of $20,000, which fee shall be added to the balance of the Revolving Credit Loan on the date hereof.

(b)    Borrower covenants with Lender that it will not assign the CSC Tacoma Note, and the face of the CSC Tacoma Note shall bear a legend which clearly states that the CSC Tacoma Note may not be assigned by the payee thereof.

(c)    Borrower covenants that not more than an aggregate of $300,000 in proceeds of the Loan (not including proceeds of the Loan used to fund the CSC Tacoma Loan) shall be used to fund training, start-up or other expenses incurred in connection with the New Facility.

(d)    Borrower covenants that it shall not be obligated on the bond financing to be obtained by CSC Tacoma to finance the New Facility, and the marketing documents circulated in connection with the bond financing of the New Facility shall clearly state that such bonds are in no way or part an obligation of CSC.

(e)    Borrower represents and warrants that all information provided by Borrower in connection with the financing and operation of the New Facility is true, complete and correct, in all material respects.

Additionally, Lender agrees that, effective on the date hereof, the reserve (the “Reserve”) established pursuant to that certain letter agreement dated January 15, 2003 (the “Prior Letter Agreement”) between Lender and Borrower shall be lowered to $1,000,000. Lender agrees that the

Correctional Services Corporation

June         , 2003

Reserve will be released in full on the earliest date on which (i) the New Facility generates monthly EBITDA, over a three month period, of at least the monthly amounts set forth on Schedule 2 attached hereto and (ii) no default or Event of Default is then in effect under the Loan Agreement.

The execution, delivery and effectiveness of this letter agreement shall not, except as expressly provided in this letter agreement, operate as a waiver of any right, power or remedy of Lender or a consent to any other action or proposed action by Borrower, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments and agreements executed or delivered in connection with the Loan Agreement.

The parties agree that this letter agreement shall be a “Loan Document”, as such term is used in the Loan Agreement and that any default under the terms of this letter agreement shall give rise to an immediate Event of Default under the Loan Agreement.

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Correctional Services Corporation

June         , 2003

Please indicate your acceptance of the terms of this letter by signing below and returning the same to Alicia Cook, General Electric Capital Corporation, Two Bethesda Metro Center, Suite 600, Bethesda, Maryland 20814.

Very truly yours, GENERAL ELECTRIC CAPITAL CORPORATION a Delaware corporation

By:
Name: Title:

ACCEPTED AND AGREED TO:

CORRECTIONAL SERVICES CORPORATION

CSC MANAGEMENT DE PUERTO RICO INC.

YOUTH SERVICES INTERNATIONAL HOLDINGS, INC.

YOUTH SERVICES REAL PROPERTY PARTNERSHIP

YOUTH SERVICES INTERNATIONAL, INC.

YOUTH SERVICES INTERNATIONAL OF NORTHERN IOWA, INC.

YOUTH SERVICES INTERNATIONAL OF SOUTH DAKOTA, INC.

YOUTH SERVICES INTERNATIONAL OF MISSOURI, INC.

YOUTH SERVICES INTERNATIONAL OF TEXAS, INC.

YOUTH SERVICES INTERNATIONAL OF ILLINOIS, INC.

YOUTH SERVICES INTERNATIONAL OF MICHIGAN, INC.

By: /s/    Bernard A. Wagner

Name: Bernard A. Wagner

Title: Sr. Vice President and Chief Financial Officer

EXHIBIT A

[Form of CSC Tacoma Note]

SCHEDULE 1

Selected Provisions of Loan Agreement

Section 2.6.    Use of Proceeds.    The proceeds of Lender’s advances under the Loans shall be used solely to defease Borrower’s existing indebtedness owed to Fleet Bank, for working capital, for acquisition or refinancing of the Real Property, and for other costs of Borrower arising in the ordinary course of Borrower’s business. On the date of Closing, Lender, on Borrower’s behalf, will forward a portion of the proceeds of the Loans to Chicago Title Insurance Company for the purpose of purchasing all rights in an existing mortgage note secured by Borrower’s Salinas, Puerto Rico facility. Lender will hold such note and all rights thereto, in escrow for Borrower.

. . .

Section 7.7.    Loans.    Borrower will not make loans or advances to any Person, other than (a) trade credit extended in the ordinary course of its business, (b) loans to a joint venture entity which are subject to the limit set forth in Section 7.2 hereof, (c) advances for business travel and similar temporary advances made in the ordinary course of business to officers, stockholders, directors, and employees and (d) loans or advances by Correctional Services Corporation to its subsidiaries which are “Borrowers” under this Agreement.

. . .

Section 7.9.    Subsidiaries.    Borrower will not form any subsidiary, or make any investment in or any loan in the nature of an investment to, any other Person, except for loans permitted pursuant to Section 7.7 hereof.

. . .

Section 7.12.    Transactions with Affiliates.    Borrower will not enter into any transactions with any Affiliates, including without limitation the purchase, sale, or exchange of property, or the loaning or giving of funds to any Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of Borrower’s business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm’s length transaction with any Person not an Affiliate, and so long as the transaction is not otherwise prohibited under this Agreement.

SCHEDULE 2

EBITDA Covenant

Month of Operation of New Facility	EBITDA Target
1	$0
2	$0
3	$0
Thereafter	To be determined